UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 12, 2026 (June 10, 2026)

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Fifth Avenue

12th Floor

New York, NY 10019

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 931-6331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	The Nasdaq Global Select Market
6.00% Notes due 2026	SSSSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting of Stockholders

On June 10, 2026, SuRo Capital Corp. (the “Company”) held its 2026 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on the following three proposals and cast their votes as described below.

1.	A proposal to re-elect two members to the board of directors of the Company (the “Board”), Mark D. Klein and Lisa Westley, each of whom will serve for a term of three years expiring at the 2029 annual meeting of stockholders or until their respective successors are duly elected and qualified, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

Director	For	Withheld	Broker Non-Votes
Mark D. Klein	7,850,734	1,129,175	9,410,604
Lisa Westley	7,903,689	1,076,220	9,410,604

2.	A proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain	Broker Non-Votes
8,178,480	619,616	181,813	9,410,604

3.	A proposal to ratify the selection of CBIZ CPAs P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as described in the Company’s proxy materials for the Annual Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain
17,828,560	337,488	224,465

Special Meeting of Stockholders

On April 2, 2026, the Board, including all of the directors who are not “interested persons” of the Company, as such term is defined in Section 2(a)(19) of the Investment Company Act of 1940, unanimously approved the Company’s transition from an internally managed business development company to an externally managed structure (the “Externalization”), and the related Investment Advisory Agreement (the “Advisory Agreement”), by and between the Company and Neostellar Advisors LLC (the “Adviser”), appointing the Adviser as the Company’s investment adviser, subject to the approval of the Advisory Agreement by the Company’s stockholders.

On June 10, 2026, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the following proposal and cast their votes as described below.

1.	A proposal to approve the Advisory Agreement pursuant to which the Adviser would be appointed as the investment adviser of the Company, as described in the Company’s proxy materials for the Special Meeting. This proposal was approved by the Company’s stockholders based on the following votes taken in connection therewith:

For	Against	Abstain
11,929,634	1,328,834	166,774

The Advisory Agreement will become effective upon the consummation of the Externalization, which is expected to occur on or about July 1, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2026	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Treasurer and Corporate Secretary